Exhibit 99.1

NEWS RELEASE

GOLDEN QUEEN MINING EXECUTES A LETTER OF INTENT

VANCOUVER, BRITISH COLUMBIA February 5, 2019 – Golden Queen Mining Co. Ltd. (TSX:GQM, OTC:GQMNF) (the “Company” or Golden Queen) announces that it has entered into a non-binding letter of intent (the ”LOI”) with a group of purchasers including Thomas M. Clay and certain members of the Clay family and associated entities (collectively the “Purchaser”) whereby the Purchaser would acquire 100% of the Company’s 50% ownership interest in the Soledad Mountain Project (the “Transaction”). It is anticipated that the Company will sell 100% of the shares of its subsidiary Golden Queen Mining Holdings Inc. which owns 50% of the outstanding units of Golden Queen Mining, LLC.

Under the terms of the LOI, the purchase price will consist of (a) extinguishment of all amounts owing to the Purchaser by the Company (approximately US$26.5 million as of the date hereof); (b) cancellation of all the Purchaser’s ownership interest in the Company (consisting of 177,701,229 shares, 457,500 options and 18,000,000 warrants); and (c) cash consideration of US$4.25 million. The Company is free to work to find a superior transaction until April 1, 2019.

In addition, if at any time prior to June 30, 2020, the Purchaser sells or transfers the purchased interest in the Soledad Mountain Project for net proceeds greater than US$55 million (subject to adjustment in certain circumstances), the Purchaser agrees to pay the Company an amount equal to 20% of such excess proceeds.

A special committee of the independent directors of the Company has been negotiating with the Purchaser since its proposal dated January 4, 2019 and will be working to settle the terms of a definitive agreement reflecting the Transaction.

For further information please contact:

Brenda Dayton
Telephone: 778.373.1557
Email: bdayton@goldenqueen.com

Caution with Respect to Forward-Looking Statements: Except for statements of historical fact contained herein, the information in this press release includes certain “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and US securities legislation. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “will continue to”, or similar terminology. Forward-looking statements include but are not limited to, statements related to expected production rates, ore output and grade results, plans and intentions with respect to activities on the Project, and the results of ongoing drilling supporting past resource estimates. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Forward-looking information is based on reasonable assumptions that have been made by the Company as at the date of such information and is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to differ materially from statements in this press release regarding our intentions including, without limitation, risks and uncertainties regarding: accidents; equipment breakdowns; commodity prices; changes in planned work resulting from logistical, technical or other factors; that results of operations on the Project will not meet projected expectations due to any combination of technical or operational factors; and other risks and uncertainties disclosed in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by the Company in the press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company does not undertake to update any forward-looking information that is contained or incorporated by reference herein, except in accordance with applicable securities laws.